Exhibit 13

Criminal Certifications (s906)

Pursuant to 18 U.S.C. § 1350, I, David Raymond Morgan, certify that the annual report for the year ended 30 September 2005 on Form 20-F of Westpac Banking Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 2 November 2005

/s/ David Morgan
Managing Director and Chief
Executive Officer

Pursuant to 18 U.S.C. § 1350, I, Philip Wayne Chronican, certify that the annual report for the year ended 30 September 2005 on Form 20-F of Westpac Banking Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 2 November 2005

/s/ Philip Chronican
Chief Financial Officer